UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2020

SELECT ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38066	81-4561945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1233 West Loop South, Suite 1400 Houston, TX 77027
(Address of Principal Executive Offices)

(713) 235-9500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	WTTR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02      Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long-Term Incentive Plan Amendment

As described under Item 5.07 of this Current Report on Form 8-K, on May 8, 2020, at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Select Energy Services, Inc. (the “Company” or “Select”), the Company’s stockholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved an amendment to the Company’s 2016 Equity Incentive Plan (the “Plan”) to increase the number of shares of the Company’s Class A common stock that may be issued under the Plan by 4,000,000 shares (the “Plan Amendment”). The Plan Amendment also clarifies that in the case of a merger, consolidation or acquisition of another entity or its assets, the Company may grant “Substitute Awards” (as defined in the Plan) under the Plan that replace awards issued by an acquiree, and those awards shall not reduce the number of shares reserved and available for issuance under the Plan. The Plan Amendment became effective on May 8, 2020 upon the approval of the stockholders at the Annual Meeting.

The foregoing description of the Plan Amendment is not complete and is qualified in its entirety by reference to the full text of the Second Amendment to Select Energy Services, Inc. 2016 Equity Incentive Plan, which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

Executive Compensation Adjustment

The executive officers of the Company agreed to a voluntary 10% reduction in annualized base salary, effective as of March 1, 2020. On May 13, 2020, the executive officers of the Company agreed to an additional voluntary 5% reduction, an additional 10% as it pertains to Holli Ladhani, President and Chief Executive Officer of the Company, in annualized base salary, effective June 1, 2020. In connection with such agreements, certain executive officers who are party to employment agreements with the Company or one of its affiliates, including Ms. Ladhani, Nick Swyka, Chief Financial Officer and Senior Vice President, Paul Pistono, Executive Vice President, Oilfield Chemicals and Adam Law, Senior Vice President, General Counsel and Corporate Secretary (each, an “Executive”), entered into a letter agreement with the Company to amend certain provisions of their respective employment agreements (the “Letter Agreements”).

The Letter Agreements describe both the March 1, 2020 reduction in each Executive’s annualized base salary and the further June 1, 2020 reduction in each Executive’s base salary, which is consistent with the voluntary reductions described above. The Letter Agreements also stipulate that no Executive may terminate their employment with the Company for “Good Reason” (or similar or related definitions), as such term is defined in each Executive’s employment agreement, due solely to the above-mentioned reductions in annualized base salary. The Letter Agreements do not revise any severance payment calculations pursuant to the Executives’ employment agreements.

The foregoing description of the Letter Agreement is not complete and is qualified in its entirety by reference to the full text of the Letter Agreement, the form of which is filed herewith as Exhibit 10.2, and incorporated herein by reference.

ITEM 5.07      Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders elected each of the Company’s director nominees who had been nominated to serve until the Company’s 2021 Annual Meeting of Stockholders. David C. Baldwin was re-elected with 98.73% of the votes cast, Richard A. Burnett was re-elected with 98.90% of the votes cast, Robert V. Delaney was re-elected with 98.77% of the votes cast, Holli C. Ladhani was re-elected with 98.94% of the votes cast, Keith O. Rattie was re-elected with 95.02% of the votes cast, John D. Schmitz was re-elected with 98.29% of the votes cast, Troy W. Thacker was elected with 98.79% of the votes cast, David A. Trice was re-elected with 99.03% of the votes cast, and Douglas J. Wall was re-elected with 94.88% of the votes cast. The ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm for fiscal year 2020 was approved by 99.98% of the votes cast. The Plan Amendment was approved by 96.74% of the votes cast.

The final results of the voting on each matter of business at the Annual Meeting are as follows:

Proposal 1 – Election of Directors.

NOMINEES	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
David C. Baldwin	78,472,476	1,002,322	12,720	10,775,607
Richard A. Burnett	78,605,328	869,470	12,720	10,775,607
Robert V. Delaney	78,499,261	975,537	12,720	10,775,607
Holli C. Ladhani	78,643,458	835,958	8,102	10,775,607
Keith O. Rattie	75,521,823	3,952,975	12,720	10,775,607

John D. Schmitz	78,125,199	1,354,329	7,990	10,775,607
Troy W. Thacker	78,520,557	954,220	12,741	10,775,607
David A. Trice	78,708,920	765,878	12,720	10,775,607
Douglas J. Wall	75,371,690	4,065,276	50,552	10,775,607

Proposal 2 – Ratification of the appointment of Grant Thornton LLP as Select’s independent registered public accounting firm for fiscal year 2020.

FOR	AGAINST	ABSTAIN
90,246,553	11,378	5,194

Proposal 3 – Approval of an amendment to Select’s 2016 Equity Incentive Plan to increase the number of shares of Select’s Class A common stock that may be issued under Select’s 2016 Equity Incentive Plan by 4,000,000 shares.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
76,877,427	2,584,471	25,620	10,775,607

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
10.1	Second Amendment to Select Energy Services, Inc. 2016 Equity Incentive Plan, dated as of May 8, 2020
10.2	Form of Letter Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2020

SELECT ENERGY SERVICES, INC.

By:	/s/ Adam R. Law
Adam R. Law
Senior Vice President, General Counsel & Corporate
Secretary